    As filed with the Securities and Exchange Commission on January 31, 2003.

                                                 Registration No. 333-__________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            _________________________
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            _________________________

                             NEW VISUAL CORPORATION
             (Exact name of registrant as specified in its charter)

            UTAH                                                  95-4543704
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

        5920 FRIARS ROAD, SUITE 104
             SAN DIEGO, CA                                          92108
(Address of Principal Executive Offices)                         (Zip Code)

                            _________________________

                           2003 Consultant Stock Plan
                            (Full title of the plan)
                            _________________________

               BRAD KETCH                                     COPY TO:
         CHIEF EXECUTIVE OFFICER                      LAWRENCE B. MANDALA, ESQ.
         NEW VISUAL CORPORATION                           BAKER & MCKENZIE
      5920 FRIARS ROAD, SUITE 104                     2300 TRAMMELL CROW CENTER
      SAN DIEGO, CALIFORNIA 92108                         2001 ROSS AVENUE
(Name and address of agent for service)                  DALLAS, TEXAS 75201
                                                           (214) 978-3000

                                 (619) 692-0333
                     (Telephone number, including area code,
                              of agent for service)
                            _________________________

                                               CALCULATION OF REGISTRATION FEE
=====================================================================================================================
    TITLE OF SECURITIES TO BE                              PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
          REGISTERED(1)                AMOUNT TO BE       OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION
                                        REGISTERED             SHARE(2)              PRICE(2)              FEE
---------------------------------------------------------------------------------------------------------------------
   Common Stock $.001 par value          6,000,000              $0.395              $2,370,000            $ 218
---------------------------------------------------------------------------------------------------------------------
              Total                      6,000,000              $0.395              $2,370,000            $ 218
---------------------------------------------------------------------------------------------------------------------

         (1) Includes Preferred Share Purchase Rights (the "Rights"). The Rights are associated and will trade with the shares of common stock of New Visual Corporation (the "Common Stock"). No additional registration fee is required with respect to the Rights. The securities to be registered represent 6,000,000 shares of Common Stock to be issued under the Company's 2003 Consultant Stock Plan.

         (2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. The fee is calculated on the basis of the average of the bid and ask prices per share of Common Stock on the OTC Bulletin Board on January 29, 2003 ($0.395), in accordance with Rule 457(c).

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         New Visual Corporation (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed or to be filed with the Securities and Exchange Commission (the "Commission"):

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2002;

         (b) the description of the Company's Common Stock as contained in the Company's Registration Statement on Form 10-SB, filed with the Commission on November 22, 1996, including all amendments and reports filed with the Commission, for the purpose of updating such description; and

         (c) the description of the Company's preferred share purchase rights contained in the Company's Registration Statement on Form 8-A, filed with the Commission on August 10, 2000, including all amendments and reports filed with the Commission for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that the statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, or in any document forming any part of the Section 10(a) Prospectus to be delivered to participants in connection herewith, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company has authority under Articles 16-10a-901. ET. SEQ. of the Utah Revised Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company's bylaws permit indemnification of directors and officers to the fullest extent permitted by law.

         The Utah Revised Business Corporation Act provides, in part, that a corporation may indemnify a director or officer or other person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director, officer, employee or agent of the corporation, if it is determined that such person:

         o        conducted himself in good faith;

         o reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and

         o in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

         A corporation may indemnify a person under the Utah Revised Business Corporation Act against judgments, penalties, including excise and similar taxes, fines, settlement, and reasonable expenses actually incurred by the person in connection with the proceeding. If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

         A corporation may also pay or reimburse expenses incurred by a person in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         Exhibit                Description
         -------                -----------

          5.1        Opinion of Baker & McKenzie

          23.1 Consent of Baker & McKenzie (included in their opinion filed as Exhibit 5.1)

          23.2       Consent of Marcum & Kliegman LLP

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on January 31, 2003.

                                       NEW VISUAL CORPORATION

                                       By: /s/ Brad Ketch
                                           ----------------------------------
                                           Brad Ketch
                                           CHIEF EXECUTIVE OFFICER AND PRESIDENT

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities indicated on January 31, 2003.

SIGNATURE                        TITLE
---------                        -----

/s/ Brad Ketch                   Chief Executive Officer, President and Director
---------------------------      (PRINCIPAL EXECUTIVE OFFICER)
Brad Ketch

/s/ Thomas J. Sweeney            Chief Financial Officer
---------------------------      (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)
Thomas J. Sweeney

/s/ Ray Willenberg, Jr.          Chairman and Director
---------------------------
Ray Willenberg, Jr.

/s/ Ivan Berkowitz               Director
---------------------------
Ivan Berkowitz

/s/ Bruce Brown                  Director
---------------------------
Bruce Brown

/s/ Thomas J. Cooper             Director
---------------------------
Thomas J. Cooper

/s/ John Howell                  Director
---------------------------
John Howell

/s/ C. Rich Wilson III           Vice President, Secretary and Director
---------------------------
C. Rich Wilson III

                                  EXHIBIT INDEX
                                  -------------

       Exhibit                Description
       -------                -----------

         5.1      Opinion of Baker & McKenzie

         23.1 Consent of Baker & McKenzie (included in their opinion filed as Exhibit 5.1)

         23.2     Consent of Marcum & Kliegman LLP